UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2010
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.
     In accordance with Accounting Standards Codification Topic 360-10, “Impairment or Disposal of Long-Lived Assets” (“Topic 360-10”), on December 17, 2010, ProLogis determined that it expects that it will recognize non-cash impairment charges in the quarter ending December 31, 2010, of approximately $170 million to $190 million in connection with the anticipated disposition of certain of its retail, mixed-use, ground lease and other real estate assets (excluding land) that are expected to be sold in 2011. This range of expected impairment charges updates the expected impairment charge related to the anticipated disposition of certain of ProLogis’ retail, mixed-use, and ground lease assets as described in a ProLogis Current Report on Form 8-K, dated October 24, 2010, and also includes expected impairment charges associated with certain other real estate assets (excluding land) that are expected to be sold in 2011.
     Also in accordance with Topic 360-10, on December 17, 2010, ProLogis determined that it expects that it will recognize other non-cash impairment charges in the quarter ending December 31, 2010, of approximately $640 million to $680 million (subject to currency fluctuations) in connection with ProLogis’ strategic decision to pursue the disposition of certain land parcels.
     The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in other reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this current report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 21, 2010, Lori A. Palazzolo was appointed Senior Vice President and Chief Accounting Officer of ProLogis, effective January 1, 2011. Ms. Palazzolo, who is 46, will manage ProLogis’ accounting and financial reporting functions. Ms. Palazzolo has worked in the accounting department at ProLogis since October 2004, most recently as First Vice President, Corporate Accounting and Financial Reporting. Prior to joining ProLogis, Ms. Palazzolo was Senior Vice President and Controller of Chateau Communities, Inc., where she worked for 10 years, and prior to that an audit manager with Coopers & Lybrand (now PricewaterhouseCoopers LLP), where she worked for 7 years. Ms. Palazzolo is a Certified Public Accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: December 22, 2010	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary